As filed with the Securities and Exchange Commission on July 2, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AECOM MERGER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2988014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 South Flower Street, Suite 3700, Los Angeles, California	90071-2899
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B Common Stock, $.001 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration file number to which this form relates: 333-85252

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Item 1.    Description of Registrant’s Securities to be Registered.

A description of AECOM Merger Corporation’s class B common stock, par value $.001 per share, is set forth under the caption “Description of Capital Stock—Common Stock” in its registration statement on Form S-1 (File No. 333-85252) filed with the Securities and Exchange Commission on March 29, 2002, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated in this Item 1 by reference.

Item 2.    Exhibits.

Exhibit Number	Description

1	Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement)

2	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement)

3	Form of Stock Certificate for Class B Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AECOM MERGER CORPORATION

By:	/s/ RICHARD G. NEWMAN
Richard G. Newman Chairman of the Board and Chief Executive Officer

Dated: July 2, 2002

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